UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

THE QUIGLEY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kells Building, 621 Shady Retreat Road, P.O. Box 1349, Doylestown, PA		18901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously reported in the Proxy Statement filed by The Quigley Corporation (the “Company”) on April 2, 2009 (the “Proxy Statement”), the base salary for Guy J. Quigley, the Company’s President and Chief Executive Officer, was $977,000 for the fiscal year ended December 31, 2008.  On December 16, 2008, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved a reduction in Mr. Quigley’s base salary to $800,000 for fiscal year 2009 as part of the Company’s efforts to reduce the Company’s costs amid continuing global economic challenges.  On December 16, 2008, the Compensation Committee approved a reduction in base salary for Charles A. Phillips, Executive Vice President and Chief Operating Officer of the Company, from $703,000 for fiscal year 2008 to $576,000 for fiscal year 2009, also as part of the Company’s cost reduction efforts.

As previously reported in the Proxy Statement, historically, the Company’s performance-based incentive compensation for executives has consisted of (i) a cash incentive portion and (ii) a stock-price portion. For fiscal year 2008, the Compensation Committee determined not to pay the Company’s executives any compensation pursuant to the cash incentive portion. The Compensation Committee has also determined to rescind the cash incentive portion of the Company’s performance-based incentive compensation for executives for fiscal 2009.  To align executive performance with stockholder value, the Committee determined that only the stock-price portion of the performance-based compensation would remain in place in fiscal year 2009.  The Company has not granted any stock options to any executives or employees of the Company since December 2005, thereby alleviating the Company of significant compensation expense. The Company does not expect to grant any stock options to any executives or employees in fiscal year 2009.

Mr. Quigley received $69,128 in fiscal year 2008 in addition to his base salary, which amount included $18,788 in recognition of services rendered (each employee of the Company received a year-end payment equivalent to one-week’s base salary) and $50,340 in all other compensation (as previously reported in the Proxy Statement). Mr. Phillips received $60,716 in fiscal year 2008 in addition to his base salary, which amount included $13,519 in recognition of services rendered (year-end payment equivalent to one-week’s base salary) and $47,197 in all other compensation (as previously reported in the Proxy Statement).  Each of Messrs. Quigley and Phillips is expected to receive a similar amount of such payment in recognition of services rendered and all other compensation in fiscal year 2009.  Any additional amounts that Messrs. Quigley and Phillips may receive in fiscal year 2009 would be based solely on any increase in the Company’s stock price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE QUIGLEY CORPORATION
(Registrant)

Date: April 29, 2009
	By:	/s/ Gerard M. Gleeson
	Name:	Gerard M. Gleeson
	Title:	Vice President and Chief Financial Officer